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                                                                  EXHIBIT 10(c)

                                 March 28, 1997
                Excerpt From Board of Director's Meeting Minutes


Amendment of Directors' Retirement Program and Adjustment of Annual Retainer

RESOLVED, that the letter agreements between the Corporation and all current non-employee directors providing for annual retirement benefits be terminated effective immediately, and that the letter agreements with former directors who are receiving or are entitled to receive retirement benefits remain in effect unmodified;

RESOLVED, that the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Vice Chairman and Chief Financial Officer and any Vice President of the Corporation (the "Authorized Officers"), and each of them, are hereby authorized and directed to take any actions and to execute and deliver such agreements and other instruments as any of the Authorized Officers may deem necessary or advisable to carry out the purposes of the foregoing resolution; and

RESOLVED, that the annual retainer for non-employee directors for calendar year 1997 and subsequent years be increased to $24,000.